                                                                   EXHIBIT 10.79

                        PRODUCT RIGHTS TRANSFER AGREEMENT

The Product Rights Transfer Agreement ("Agreement"), is made and effective this 24th day of May, 1996 by and between Advanced Materials, Inc. ("Grantor"). a California Corporation and Wilshire Technologies, Inc. (Grantee"), a California Corporation.

Whereas, pursuant to an Asset Purchase Agreement dated November 23, 1993 (the "Original Agreement"), the Grantee sold its OEM medical division to the Grantor; and

Whereas, certain Products were included in that sale; and

Whereas, the Grantee wishes to purchase the rights to certain Products from the Grantor;

NOW, THEREFORE, in consideration of the mutual agreements and promises set forth herein, the parties agree as follows:

1. RIGHTS GRANTED.

         Grantor hereby conveys to Grantee, its successors and permitted assigns the exclusive right to manufacture, use, inventory, promote, market, sell and/or resell such of the Grantor's Products as are defined in the following section.

2. PRODUCTS.

         As used in this Agreement, the term "Product" or "Products" will refer exclusively to the following part numbers or derivative part numbers or directly derivative Products:

         NDM #5557                          NDM #5631
         NDM #5413                          NDM #5432

3. PAYMENT.

         As compensation for the rights granted by this Agreement, the Grantee agrees to pay the Grantor the total amount of $50,000. The "Payment" is calculated by multiplying (a) the number of units of the Product sold, or estimated to be sold, by the Grantee during the period May 17, 1995 to May 16, 1998, by (b.) one and one half cent ($0.015) per unit. The calculation of the Payment is attached as Exhibit A.

         The payment shall be made as a reduction of $50,000 in the amount due from Grantor to Grantee pursuant to the Promissory Note dated November 23, 1993.

4. RIGHTS TRANSFER.

         Upon execution of this agreement and the completion of the Payment under Section 3 by an amendment to the Promissory Note dated November 23, 1993, all rights, title and interest to the Products will pass to the Grantee without further payment or obligation to the Grantor.

5. REPRESENTATIONS, WARRANTIES AND IDEMNIFICATIONS.

         5.1 By Grantor. Grantor represents and warrants that, except for any matters disclosable by Grantee to Grantor pursuant to the Original Agreement, and to the knowledge of Steve F. Scott and J. Douglas Graven without independent inquiry, the exercise by Grantee of the rights granted in Section 1 hereof will not infringe any valid enforceable patent rights of third parties and will not violate any other intellectual property rights of third parties. Grantor agrees to protect Grantee and hold Grantee harmless from any loss, damage or claim arising from the breach of the representation and warranty contained in this paragraph.

         Grantor specifically disclaims any liability and makes no warranty to Grantee or others with respect to the Products, either express or implied, including, without limitation, the implied warranties of merchantability of fitness for a particular purpose.

         5.2 By Grantee. Except as otherwise provided in Section 5.1, Grantee agrees to protect Grantor and hold Grantor harmless from any loss, damage or claim arising from the Grantee's exercise of any right granted under this agreement. This indemnification includes any representation or warranty made by grantee or its agents, employees or representatives to customers, users or third party consumers of the Products.

6. BINDING EFFECT.

         All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective heirs, beneficiaries, legal representative, successors and permitted assigns.

7. ASSIGNMENT.

         Neither this Agreement nor any right or interest in the Agreement may be assigned without the express written approval of the Grantor, except that no approval is required for the assignment to Horizon Medical, Inc. or its subsidiaries of the rights (except the rights under Section 5.1) granted under this Agreement.

8. FINAL AGREEMENT.

         With regard to the Products, this Agreement shall constitute the entire understanding between the Grantor and Grantee and supersedes any previous communications, representations or agreements, whether oral or in writing.

9. CHANGES.

         No change or modification of any term or condition herein shall be valid or binding on Grantor or Grantee unless made in writing and signed by each party.

10. NOTICES.

         Any notice required by this Agreement or given in connection with it, shall be in writing and shall be give to the appropriate party as follows:

         IF TO GRANTOR:

         Doug Graven
         Advanced Materials, Inc.
         20211 S. Susana Road
         Dominquez Hills, CA 90221
         (310) 537-5444

         IT TO GRANTEE:

         James Klingler
         Wilshire Technologies Inc.
         5441 Avenida Encinas, Suite A
         Carlsbad, CA 92008
         (619) 929-7200

11. GOVERNING LAW.

         This Agreement shall be construed and enforced in accordance with the laws of the State of California.

12. SEVERABILITY.

         If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

13. HEADINGS.

         Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Grantor:

Advanced Materials, Inc.

By: /s/ Steve Scott                           Date:   5/24/96
    ____________________________                   __________________

Title: President/CEO
       _________________________

Grantee:

Wilshire Technologies, Inc.

By: /s/ James W. Klingler                     Date:  5/23/96
    ____________________________                   __________________

Title: VP & Chief Financial Officer
       _________________________